Exhibit 4.3

DISCOVERY COMMUNICATIONS, LLC,
Issuer
DISCOVERY, INC.,
Guarantor
SCRIPPS NETWORKS INTERACTIVE, INC.,
Subsidiary Guarantor
and
U.S. BANK NATIONAL ASSOCIATION,
Trustee
FOURTEENTH SUPPLEMENTAL INDENTURE
DATED AS OF APRIL 2, 2018
TO
INDENTURE
DATED AS OF AUGUST 19, 2009
Relating To
$500,000,000 2.200% Senior Notes due 2019
$400,000,000 Floating Rate Senior Notes due 2019
$1,200,000,000 2.950% Senior Notes due 2023
£400,000,000 2.500% Senior Notes due 2024
$1,700,000,000 3.950% Senior Notes due 2028
$1,250,000,000 5.000% Senior Notes due 2037
$1,250,000,000 5.200% Senior Notes due 2047

FOURTEENTH SUPPLEMENTAL INDENTURE
FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of April 2, 2018 (the “Supplemental Indenture”), to the Base Indenture (defined below) among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Discovery, Inc. (f/k/a Discovery Communications, Inc.), a Delaware corporation (the “Guarantor”), Scripps Networks Interactive, Inc., an Ohio corporation (the “Subsidiary Guarantor”) and U.S. Bank National Association, as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of August 19, 2009 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its Securities;
WHEREAS, the Company has previously established (i) a series of its Securities designated as the “2.200% Senior Notes due 2019” (the “2019 Notes”) and issued $500,000,000 aggregate principal amount of the 2019 Notes, (ii) a series of its Securities designated as the “2.950% Senior Notes due 2023” (the “2023 Notes”) and issued $1,200,000,000 aggregate principal amount of the 2023 Notes, (iii) a series of its Securities designated as the “3.950% Senior Notes due 2028” (the “2028 Notes”) and issued $1,700,000,000 aggregate principal amount of the 2028 Notes, (iv) a series of its Securities designated as the “5.000% Senior Notes due 2037” (the “2037 Notes”) and issued $1,250,000,000 aggregate principal amount of the 2037 Notes and (v) a series of its Securities designated as the “5.200% Senior Notes due 2047” (the “2047 Notes”) and issued $1,250,000,000 aggregate principal amount of the 2047 Notes, in each case pursuant to the Eleventh Supplemental Indenture, dated as of September 21, 2017, to the Base Indenture (the “Eleventh Supplemental Indenture”);
WHEREAS, the Company has previously established a series of its Securities designated as the “Floating Rate Senior Notes due 2019” (the “Floating Rate Notes”) and issued $400,000,000 aggregate principal amount of the Floating Rate Notes, pursuant to the Twelfth Supplemental Indenture, dated as of September 21, 2017, to the Base Indenture (the “Twelfth Supplemental Indenture”);
WHEREAS, the Company has previously established a series of its Securities designated as the “2.500% Senior Notes due 2024” (the “2024 Notes” and together with the 2019 Notes, the 2023 Notes, the 2028 Notes, the 2037 Notes, the 2047 Notes and the Floating Rate Notes, the “Notes”) and issued £400,000,000 aggregate principal amount of the 2024 Notes, pursuant to the Thirteenth Supplemental Indenture, dated as of September 21, 2017, to the Base Indenture (the “Thirteenth Supplemental Indenture”

and together with the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture, the “Existing Supplemental Indentures”);
WHEREAS, Section 3.04 of each of the Existing Supplemental Indentures provides that under certain circumstances certain wholly-owned Domestic Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which such wholly-owned Domestic Subsidiaries shall guarantee payment of the Notes issued pursuant to such Existing Supplemental Indenture and shall become a Subsidiary Guarantor for all purposes under such Existing Supplemental Indenture; and
WHEREAS, pursuant to Section 8.01 of the Base Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Base Indenture, without the consent of any Holder.
WITNESSETH:
NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:
Article 1
DEFINITIONS
Section 1.01.    Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. Terms defined in the preamble or recitals hereto are used herein as therein defined
Section 1.02.    References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.
ARTICLE 2
GUARANTEE
Section 2.01.    Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, fully and unconditionally, to guarantee payment of the Notes on the terms and subject to the conditions set forth in Section 3.04 of each of the Existing Supplemental Indentures and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.
Section 2.02.    Termination, Release and Discharge. The Subsidiary Guarantor’s subsidiary guarantee shall terminate and be of no further force or effect, and the Subsidiary Guarantor shall be released and discharged from all obligations in respect of such subsidiary guarantee, as and when provided in Section 3.04 of each of the Existing Supplemental Indentures.
ARTICLE 3
MISCELLANEOUS
Section 3.01.    Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 3.02.    Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through Section 317 of the Trust Indenture Act of 1939, the imposed duties shall control.
Section 3.03.    Conflict with Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.
Section 3.04.    Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW.
Section 3.05.    Successors. All agreements of the Company, the Guarantor and the Subsidiary Guarantor in the Base Indenture, this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.
Section 3.06.    Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 3.07.    Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company, the Guarantor and the Subsidiary Guarantor and not the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written.
DISCOVERY COMMUNICATIONS, LLC

By:    /s/ Fraser Woodford
    Name: Fraser Woodford
    Title: Senior Vice President and Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

DISCOVERY, INC.

By:    /s/ Fraser Woodford
    Name: Fraser Woodford
    Title: Senior Vice President and Treasurer

[Signature Page to Fourteenth Supplemental Indenture]

SCRIPPS NETWORKS INTERACTIVE, INC.

By:    /s/ Bruce Campbell
    Name: Bruce Campbell
    Title: Vice President

[Signature Page to Fourteenth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, Trustee

By:    /s/ Andrew M. Sinasky
    Name: Andrew M. Sinasky
    Title: Vice President

[Signature Page to Fourteenth Supplemental Indenture]